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                                                                                              EXHIBIT 11
                                              ARMCO INC.
                                    COMPUTATION OF LOSS PER SHARE
                      (Dollars and shares in millions, except per share amounts)
                                                                                       Three Months Ended
PRIMARY                                                                                     March 31,
- - -------                                                                               --------------------
                                                                                        1994        1993
                                                                                      --------    --------
Net loss applicable to common stock
   (After preferred dividends of $4.5 for the three months
   ended March 31, 1994 and 1993):
      Loss from continuing operations                                                $  (31.7)   $  (25.6)
      Loss from discontinued operations                                                   -          (0.9)
- - ------------------------------------------------------------------------------------------------------------
      Loss before cumulative effect of accounting changes                               (31.7)      (26.5)
      Cumulative effect of changes in accounting for certain postretirement
        and postemployment benefits and income taxes                                      -        (307.5)
- - ------------------------------------------------------------------------------------------------------------
      Net Loss                                                                       $  (31.7)   $ (334.0)
- - ------------------------------------------------------------------------------------------------------------
Weighted average number of common shares                                                104.1       103.6

Loss per share:
     Loss from continuing operations                                                 $  (0.30)   $  (0.25)
     Loss from discontinued operations                                                    -           -
- - ------------------------------------------------------------------------------------------------------------
     Loss before cumulative effect of accounting changes                                (0.30)      (0.25)
     Cumulative effect of changes in accounting for certain postretirement
       and postemployment benefits and income taxes                                       -         (2.97)
- - ------------------------------------------------------------------------------------------------------------
     Net Loss per share                                                              $  (0.30)   $  (3.22)
- - ------------------------------------------------------------------------------------------------------------
FULLY DILUTED*
- - -------------
Net loss applicable to common stock
   (After preferred dividends of $4.5 for the three months
   ended March 31, 1994 and 1993):
     Loss from continuing operations                                                 $  (31.7)   $  (25.6)
     Loss from discontinued operations                                                    -          (0.9)
- - ------------------------------------------------------------------------------------------------------------
     Loss before cumulative effect of accounting changes                                (31.7)      (26.5)
     Cumulative effect of changes in accounting for certain postretirement
       and postemployment benefits and income taxes                                       -        (307.5)
- - ------------------------------------------------------------------------------------------------------------
     Net Loss                                                                        $  (31.7)   $ (334.0)
- - ------------------------------------------------------------------------------------------------------------
Weighted average number of common shares                                                104.1       103.6
Weighted average number of common equivalent shares                                       **          **
Weighted average number of preferred shares on an ""if converted"" basis                  **          **
- - ------------------------------------------------------------------------------------------------------------
Average common shares outstanding as adjusted                                           104.1       103.6
- - ------------------------------------------------------------------------------------------------------------
Loss per share:
     Loss from continuing operations                                                 $  (0.30)   $  (0.25)
     Loss from discontinued operations                                                    -           -
- - ------------------------------------------------------------------------------------------------------------
     Loss before cumulative effect of accounting changes                                (0.30)      (0.25)
     Cumulative effect of changes in accounting for certain postretirement
       and postemployment benefits and income taxes                                       -         (2.97)
- - ------------------------------------------------------------------------------------------------------------
     Net Loss per share                                                              $  (0.30)   $  (3.22)
- - ------------------------------------------------------------------------------------------------------------
Shares of stock outstanding at March 31
   Common                                                                               104.1       103.8
   Preferred - $2.10 Class A                                                              1.7         1.7
   Preferred - $3.625 Class A                                                             2.7         2.7
   Preferred - $4.50 Class B                                                              1.0         1.0

*  Calculation of fully diluted loss per share is submitted in accordance with Securities Exchange Act of
   1934 Release No. 9083 although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an antidilutive result, or is not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
** Antidilutive
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